

<ARTICLE>                     5
<LEGEND>
     The schedule contains summary financial information extracted from the balance sheet and statement of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                         0000872467
<NAME>                             Krupp Government Income Trust II

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              Dec-31-1999
<PERIOD-START>                                 Jan-1-1999
<PERIOD-END>                                   Mar-31-1999
<CASH>                                         20,335,060
<SECURITIES>                                   232,809,736<F1>
<RECEIVABLES>                                  1,296,793
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               10,630,078<F2>
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 265,071,667
<CURRENT-LIABILITIES>                          2,820,738<F3>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       261,739,798
<OTHER-SE>                                     511,131<F4>
<TOTAL-LIABILITY-AND-EQUITY>                   265,071,667
<SALES>                                        0
<TOTAL-REVENUES>                               4,410,220<F5>
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               1,029,179<F6>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                3,381,041
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            3,381,041
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   3,381,041
<EPS-PRIMARY>                                  .18
<EPS-DILUTED>                                  0


<F1> Includes Participating Insured Mortgage Investments ("PIMIs") (insured mortgages of $132,796,944 and Additional Loans of $23,298,351) Participating Insured Mortgages ("PIMs") of $38,249,402 and Mortgage-backed Securities ("MBS") of $38,465,039.

<F2> Includes prepaid acquisition fees and expenses of $15,457,112 net of accumulated amortization of $7,538,891 and prepaid participation servicing fees of $5,152,370 net of accumulated amortization of $2,440,513.

<F3> Includes deferred income on Additional Loans of $2,781,780.

<F4> Unrealized gain on MBS.

<F5> Represents interest income on investments in mortgages and cash.

<F6> Includes $490,328 of amortization of prepaid fees and expenses.



